UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2022 ( May 24, 2022)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 4.25% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value	ADCPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2022, David Wolff, Chief Accounting Officer of Agree Realty Corporation (the “Company”), informed the Company of his plans to retire from his position, effective June 3, 2022. Mr. Wolff will continue to serve the Company as an advisor until July 1, 2022.

The Company has appointed Stephen Breslin, the Company’s current Deputy Chief Accounting Officer, as Mr. Wolff’s successor effective as of June 3, 2022. Mr. Breslin joined the Company in December of 2021. Mr. Breslin was previously at Kite Realty (NYSE: KRG), a publicly held real estate investment trust primarily focused on ownership of open-air shopping centers and mixed-use assets in select markets in the U.S., most recently serving as Vice President, Corporate Controller since March of 2018 and prior to then served as Director, Assistant Corporate Controller beginning in March of 2017. Prior to his tenure at Kite, Mr. Breslin spent over seven years at KPMG in numerous positions.

Item 7.01.	Regulation FD Disclosure.

Commenting on Mr. Wolff’s retirement, Joey Agree, President and Chief Executive Officer, noted “I would like to thank David for his many contributions to our growing Company. He has been instrumental in enhancing our accounting function, and I’m grateful for all that he’s done to position us for continued growth. I’m also very pleased to announce the promotion of Stephen Breslin to Chief Accounting Officer. Stephen has made an immediate impact since joining Agree, and I look forward to supporting his continued contributions in his new role.

The Company also appointed Leah Marsaglia as Vice President, Corporate Controller. Ms. Marsaglia joined the Company from Retail Properties of America (formerly NYSE: RPAI), where she most recently served as Vice President, Corporate Controller. Prior to her tenure at Retail Properties of America, Ms. Marsaglia spent over 10 years at KPMG in numerous positions.

Additionally, the Company has appointed Larry Kaufman as Chief Information Officer and Vice President, Continuous Improvement. Mr. Kauffman had previously worked with the Company as a consultant. Prior to consulting for the Company, Mr. Kauffman served in various executive-level roles with Delphi Technologies, Magna International and Ricardo where he led information technology and cybersecurity initiatives.

“We are extremely pleased to welcome both Leah and Larry to our growing Team,” said Joey Agree. “Both of these leaders will serve to further bolster our accounting and information technology infrastructure. These tenured, experienced executives in their respective fields will be invaluable resources to support our continued growth.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Peter Coughenour
Name: Peter Coughenour
Title: Chief Financial Officer and Secretary

Date: May 25, 2022